Exhibit 99.1

VBI Press Release

New Data Supporting VBI’s Prophylactic Cytomegalovirus (CMV) Vaccine Candidate (VBI-1501A) Presented at the 54th ICAAC Conference in Washington, D.C.

●	Rapid, potent, and durable immunity demonstrated with vaccine candidate (VBI-1501A).

●	Pilot scale (10L) production of VBI-1501A expected to meet Phase I trial release criteria.

CAMBRIDGE, MA (September 15th, 2014) – VBI Vaccines, Inc. (“VBI”) presented new data last week that demonstrates continued support for the development of the company’s prophylactic CMV vaccine candidate (VBI-1501A).

The oral presentation, A Prophylactic Human Cytomegalovirus (HCMV) Vaccine Designed to Prevent Congenital Infection Using Enveloped Virus-Like Particles (eVLPs), was delivered by Dr. David E. Anderson, VBI’s Senior Vice President of Research, at the 54th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) held in Washington, D.C. The presentation, previously under embargo, is now available for download here: http://www.vbivaccines.com/wire/icaac-presentation/

“The limited potency and durability of immunity induced with past CMV vaccine candidates have hindered their potential efficacy. VBI’s preclinical animal data demonstrates that VBI-1501A has substantially improved potency and durability, at levels now exceeding a benchmark for naturally acquired immunity. Technology transfer to the contract manufacturer of our toxicology and clinical batches of VBI-1501A is currently on track to support an IND submission and phase I start in Q4 2015,” commented Dr. Anderson.

Now in its 54th year, ICAAC is a leading conference on antimicrobial agents and infectious diseases and showcases the latest-breaking science and lectures from top researchers around the world. ICAAC brings together the field’s foremost leaders to discuss the state of infection control and prevention on a global scale.

About VBI Vaccines, Inc.

VBI Vaccines, Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (CMV) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

For more information on VBI, please visit: www.vbivaccines.com

VBI Vaccines, Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

VBI Press Release

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for their development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for their products. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact

Jeff Baxter, President and CEO

Phone: 617 830 3031 x125

Email: ir@vbivaccines.com

VBI Vaccines, Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

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